Exhibit 4.5

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF               , OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO                , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF,                    ,  HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY).

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (2) NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF QUALCOMM INCORPORATED THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (A)(VI) ABOVE. THIS SECURITY MAY NOT BE TRANSFERRED IN VIOLATION OF THE FOREGOING RESTRICTION.

QUALCOMM INCORPORATED

1.650% NOTES DUE 2032

No. A-

$

ISIN US747525BM47

CUSIP 747525 BM4

QUALCOMM INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                  or registered assigns, the principal sum as set forth in the attached Schedule of Increases and Decreases, at the office or agency of the Company in the Borough of Manhattan, The City and State of New York, or any other office or agency designated by the Company for that purpose, on May 20, 2032, in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually in arrears on May 20 and November 20 of each year, and on the maturity date, commencing on November 20, 2020, on said principal sum at said office or agency, in like coin or currency, at a rate of 1.650% per annum. Interest on this Security will accrue from the most recent date from which interest has been paid, or if no interest has been paid, from August 14, 2020, until payment of said principal sum has been made or duly provided for. The interest so payable (i) on May 20 and November 20 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the May 1 or November 1, preceding such May 20 and November 20, respectively, and (ii) on the maturity date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on May 1, 2032, unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered holders of this Security not less than 30 days preceding such special record date or may be paid in any other lawful manner. Interest on this Security will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, the maturity date or any earlier required repurchase date upon a designated event falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.

The term “business day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

Reference is made to the further provisions of this Security set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

Dated: August 14, 2020

QUALCOMM Incorporated

By:
Name:	Akash Palkhiwala
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to 1.650% Note due 2032 (A-    )]

This is one of the securities designated therein referred to in the within mentioned Indenture.

Dated: August 14, 2020

U.S. Bank National Association, as Trustee and Authenticating Agent

By:
Authorized Signatory

[Signature Page to 1.650% Note due 2032 (A-     )]

REVERSE OF SECURITY

1.            Securities.

This security (herein called the “Security”) is one of a duly authorized issue of securities of the Company, issued and to be issued in one or more series, pursuant to the Indenture dated as of May 20, 2015 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders and of the terms upon which this Security is, and is to be, authenticated and delivered. This Security is one of the series designated on the face hereof as “1.650% Notes due 2032,” issued in an initial aggregate principal amount of $              . This Security will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.            This Security is subject to the covenants contained in the Indenture and certain additional covenants contained in the Officers’ Certificate dated August 14, 2020.

3.            No Sinking Fund

This Security will not be entitled to the benefit of any sinking fund.

4.            Optional Redemption.

At the Company’s option, this Security may be redeemed at any time in whole or in part prior to the Par Call Date, in which case the Company will pay a redemption price equal to the greater of the following amounts: (1) 100% of the aggregate principal amount of this Security and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due after the redemption date but for such redemption and assuming this Security matures on the Par Call Date, in each case not including any portion of payments of interest accrued and unpaid to the date of redemption, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 15 basis points, plus in the case of each of (1) and (2), accrued and unpaid interest to, but excluding, the redemption date. Neither the Trustee nor the paying agent shall have any responsibility for calculating the redemption price.

At the Company’s option, this Security may be redeemed at any time in whole or in part on or after the Par Call Date at a redemption price equal to 100% of the aggregate principal amount of this Security, plus accrued and unpaid interest to, but excluding, the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means, with respect to this Security, the U.S. Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term from the redemption date to the maturity date of this Security being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security (assuming, for this purpose, this Security matures on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations for such redemption date.

“Par Call Date” means February 20, 2032 (the date that is three months prior to the maturity date of this Security).

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (i) each of Goldman Sachs & Co. LLC and Barclays Capital Inc. and their respective successors, unless any such entity ceases to be a primary U.S. Government securities dealer in New York City (a Primary Treasury Dealer), in which case we shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to any Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

5.            Selection and Notice of Redemption.

(a)            If less than all of the principal amount of this Security is to be redeemed, the depositary in coordination with the paying agent may select Securities for redemption pursuant to its applicable procedures. The depositary, in connection with the paying agent shall select Securities and portions of Securities in amounts of $2,000 and integral multiples of $1,000 in excess thereof.

(b)            Notices of redemption will be sent at least 10 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Notices of redemption may be conditional.

6.            Registration Rights Agreement.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement dated as of August 14, 2020, among the Company, Goldman Sachs & Co. LLC, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Blaylock Van, LLC and Loop Capital Markets LLC.

7.            Acceleration Upon Event of Default.

The Events of Default for this Security are as specified in the Indenture.

8.            Amendment and Modification.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of outstanding securities of any series and affected by such modification or amendment (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such securities).

9.            No Impairment of Obligation to Pay or Right to Convert.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

10.          Transfer and Exchange.

As provided in the Indenture and subject to certain limitations set forth therein, this Security shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar with a request to register a transfer, the Registrar will register the transfer as requested if the requirements of the Indenture are satisfied. When this Security is presented to the Registrar with a request to exchange them for an equal principal amount of securities of other denominations, the Registrar shall make the exchange as requested if the requirements of the Indenture are met. To permit registration of transfers and exchanges, the Company will execute and the Trustee will authenticate securities at the Registrar’s request.

11.          No Service Charge.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment by the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection therewith.

12.          Treatment as Owner.

The registered holder of this Security will be treated as the owner of it for all purposes.

13.          Payment of Interest.

The Company shall pay the principal of and interest on this Security in immediately available funds to               or its respective nominees, as the case may be, as the registered holder of this Security.

14.          No Liability.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability (except in the case of bad faith or willful misconduct) for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting this Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Security.

15.          Governing Law.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SCHEDULE OF INCREASES OR DECREASES

The initial principal amount of this Global Security is $              .  The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian